Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-110924) of Bank of America Corporation of our report dated January 15, 2004 relating to the financial statements of Bank of America Corporation, which appears in Bank of America Corporation's 2003 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Charlotte, North Carolina
April 1, 2004